UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 2, 2005

DIGENE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-28194	52-1536128

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Clopper Road
Gaithersburg, Maryland	20878

(Address of principal	(Zip Code)
executive offices)
(301) 944-7000

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)

Item 2.02. Results of Operations and Financial Condition
On November 1, 2005, Digene Corporation issued a press release announcing financial results for the first quarter of its fiscal year 2006. A copy of the press release is attached as Exhibit 99.1.
In a conference call held on November 1, 2005 to announce the results for the first quarter of fiscal 2006, Digene disclosed the following information regarding such results:
For the three months ended September 30, 2005, its revenue of approximately $33 million included:
•	approximately $26 million of revenue in the U.S., a 29% increase over the comparable quarter in fiscal 2005;

•	approximately $4 million of revenue in Europe, a 9% increase over the comparable quarter in fiscal 2005, including HPV test revenue in Europe of approximately $3.5 million, a 5% increase over the comparable quarter in fiscal 2005;

•	approximately $2.7 million in combined revenue from South America and the Asia/Pacific regions, including a 37% increase in HPV test revenue growth; and

•	worldwide chlamydia and gonorrhea test product revenue of approximately $1 million, revenue from equipment and other products of approximately $2 million and worldwide revenue from Digene’s blood virus products of approximately $1 million.
Additionally, for the three months ended September 30, 2005, Digene reported cash flow from operations of approximately $1 million.
The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to liability under such Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in any such filing.
Item 9.01. Financial Statements and Exhibits
(c)	Exhibits

99.1	Press Release dated November 1, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGENE CORPORATION (Registrant)
	By:	/s/ Vincent J. Napoleon
Date: November 2, 2005		Name:	Vincent J. Napoleon
		Title:	Senior Vice President, General Counsel and Secretary

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